Exhibit 10.1

ALLONGE TO PROMISSORY NOTE

Allonge (this “Allonge”) to that certain Non-Convertible Promissory Note (the “Promissory Note”) attached hereto as Exhibit 1 and made a part hereof in the principal amount of $20,000 dated February 21, 2020, from Brain Scientific Inc., a Nevada corporation (the “Company”), in favor of PROUDLIVING, LLC, as Holder (the “Holder”).

The Company and the Holder agree that the Promissory Note shall be revised as follows:

1. The definition of “Maturity Date” in Section 1.1 of the Promissory Note shall be amended and replaced to read as follows:

““Maturity Date” shall mean February 21, 2021.”

This Allonge is intended to be attached to and made a permanent part of the Promissory Note.

Dated July 28, 2020 but effective as of the 1st day of July, 2020.

Company:	BRAIN SCIENTIFIC INC.

	By:	/s/ Boris Goldstein
	Name:	Boris Goldstein
	Title:	Chairman

Holder:	PROUDLIVING, LLC

	By:	/s/ Thomas Caleca
	Name:	Thomas Caleca
	Title:	Managing Member